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                                                                    EXHIBIT 5(a)


                                   EDWARDS & ANGELL
                              2700 Hospital Trust Tower
                                Providence, RI  02903


                                                               December 24, 1996




Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110

Fleet Capital Trust I,
c/o Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts  02110


Re: Registration Statement on Form S-4
    Registration Number 333-16001
    -----------------------------

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-4 (333-16001) filed by Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and Fleet Capital Trust I, a Delaware business trust (the "Trust"), with the Securities and Exchange Commission (the "Commission") on November 13, 1996, as amended by Amendment No. 1 filed with the Commission on December 17, 1996 and Amendment No. 2 filed with the Commission on December 24, 1996 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 8.00% Trust Originated Preferred Securities of the Trust (the "Preferred Securities") and (ii) 8.00% Junior Subordinated Debentures due 2027 of Fleet (the "Junior Subordinated Debentures") pursuant to the offer (the "Offer") by Fleet and the Trust to exchange the Preferred Securities for any and all of Fleet's depositary shares, each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock, $1.00 par value, of Fleet not owned by Fleet. The Junior Subordinated Debentures will be issued in accordance with the provisions of an indenture, to be supplemented by a Second Supplemental Indenture (as so supplemented, the "Indenture") each executed by Fleet and The First National Bank of Chicago, as trustee (the "Trustee"), the forms of which are exhibits to the Registration Statement. The Preferred Securities will be guaranteed by Fleet in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantee"), the form of which is an exhibit to the Registration Statement.

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    We have served as counsel for Fleet and the Trust and in so acting, we have examined the following documents and records:

    (1) The Registration Statement, including the prospectus (the "Prospectus") contained therein;

    (2)  The form of the Indenture;

    (3)  The form of the Junior Subordinated Debentures;

    (4)  The form of the Preferred Securities Guarantee; and

    (5) All corporate minutes and proceedings of Fleet relating to the issuance of the Preferred Securities and the Junior Subordinated Debentures.

    We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Junior Subordinated Debentures and the execution of the Preferred Securities Guarantee. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by Fleet in connection with the authorization, registration and issuance of the Junior Subordinated Debentures and the execution of the Preferred Securities Guarantee, and have assumed that all documents relating thereto are duly executed and delivered in substantially the forms reviewed by us. As to all questions of fact material to this opinion that have not been independently established, we have replied upon certificates or comparable documents of officers and representatives of Fleet and the Trust.

    We express no opinion with respect to matters involving the Delaware Business Trust Act, as amended, and the rules and regulations thereunder.

    Based on the foregoing, and subject to the qualifications stated herein, it is our opinion that:

   1. The Junior Subordinated Debentures have been duly and validly authorized by Fleet and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute legal, valid and binding obligations of Fleet, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. We express no opinion as the availability of equitable remedies.


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   2. The Preferred Securities Guarantee has been duly and validly authorized
byFleet and, when executed and delivered by Fleet, will constitute the legal, valid and binding obligation of Fleet except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally. We express no opinion as to the availability of equitable remedies.

    We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island and the federal law of the United States.

    The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

    V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of Fleet.

    This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                             Very truly yours,

                             /s/ Edwards & Angell
                             -------------------------------------------
                             Edwards & Angell



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